As filed with the Securities and Exchange Commission on May 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHITEHAWK THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1547850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 Headquarters Plaza

East Building, 11th Floor

Morristown, NJ 07960

(551) 321-2234

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Lennon, Ph.D.

Chief Executive Officer

Whitehawk Therapeutics, Inc.

2 Headquarters Plaza

East Building, 11th Floor

Morristown, NJ 07960

(551) 321-2234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dan Koeppen, Esq.

Robert L. Wernli, Jr., Esq.

Wilson Sonsini Goodrich & Rosati, Professional Corporation

12235 El Camino Real

San Diego, CA 92130

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 29, 2026

PROSPECTUS

22,321,887 Shares of Common Stock

This prospectus relates to the offer and resale from time to time of up to 22,321,887 shares (the “Shares”) of common stock, par value $0.0001 per share, of Whitehawk Therapeutics, Inc., a Delaware corporation (the “Company”), by the selling stockholders identified in this prospectus, including their transferees, pledgees or donees or their respective successors (the “selling stockholders”), which Shares consist of 4,330,866 outstanding shares of our common stock held by the selling stockholders and 17,991,021 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock held by the selling stockholders. Such securities were issued and sold to the selling stockholders in a private placement (the “Private Placement”) pursuant to a securities purchase agreement among us and such selling stockholders dated May 12, 2026 (the “Purchase Agreement”). Concurrently with the closing of the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders, and we are registering the Shares being offered hereunder pursuant to such registration rights agreement on behalf of the selling stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares offered by this prospectus.

We have agreed, pursuant to the registration rights agreement, to bear all of the expenses incurred in connection with the registration of the Shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

The selling stockholders identified in this prospectus may offer the Shares pursuant to this prospectus from time to time through public or private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 15. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 10.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any amendments or supplements accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you make your investment decision.

The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their common shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

We are a smaller reporting company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we have elected to rely on certain reduced public company disclosure requirements. See “Implications of Being a Smaller Reporting Company.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “WHWK.” On May 28, 2026, the last reported sale price of our common stock was $4.78 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

This prospectus contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including the information contained under the heading “Risk Factors,” and all other information included or incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety before you invest in our securities.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Whitehawk,” the “Company” and similar designations refer to Whitehawk Therapeutics, Inc., together with its consolidated subsidiaries.

Company Overview

We are a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology that are intended to efficiently deliver improved cancer treatments. We have deep experience in chemistry, formulation, and drug delivery, as well as research, clinical, and commercial pharmaceutical development, resulting in successfully taking product candidates from the clinic to approval, launch, and commercialization.

In December 2024, we entered into an intellectual property license agreement (the “WuXi License Agreement”) with WuXi Biologics (Shanghai FX) Co., Ltd. (“WuXi Biologics”) for the development and global commercialization of a portfolio of three next generation antibody drug conjugates (“ADCs”) targeting clinically validated, broadly overexpressed tumor antigens in high potential cancer indications with significant unmet need. These ADCs are constructed utilizing an advanced linker-payload platform called CPT113 that has been shown to provide increased stability in blood circulation and deliver targeted release of a Topoisomerase I (“TOPO1”) inhibitor payload into cancer cells.

These in-licensed assets originated through the collaborative efforts of WuXi Biologics, a leading global contract research, development and manufacturing organization (“CRDMO”), and Hangzhou DAC Biotechnology (“Hangzhou DAC”), a global leader in ADC innovation, where Hangzhou DAC’s CPT113 linker-payload has been conjugated to novel antibodies developed by WuXi Biologics against three tumor targets: Protein Tyrosine Kinase 7 (“PTK7”), Mucin 16 (“MUC16”) and Seizure-related Protein 6 (“SEZ6”). The antibody targeting MUC16 targets the membrane-bound form of MUC16 (mMUC16). The antibody targeting SEZ6 is a biparatopic SEZ6 (“biSEZ6”) antibody targeting two different epitopes on SEZ6. We believe the resulting ADCs will be able to target cancers expressing these respective tumor markers precisely and deliver the potent, cytotoxic TOPO1 inhibitor at the site of cancer. Each of these ADCs have demonstrated tumor cell binding, tumor cell line cytotoxicity, and in vivo antitumor activity in preclinical models of cancer. We refer to these in-licensed ADC assets as the “ADC Therapies” herein.

We submitted investigational new drug (“IND”) applications with the U.S. Food and Drug Administration (“FDA”) for HWK-007 for the treatment of solid tumors, including non-small cell lung cancer (“NSCLC”) and ovarian cancer, and HWK-016 for the treatment of ovarian and endometrial cancers, in the fourth quarter of 2025; and we anticipate submitting an IND for HWK-206 for the treatment of small cell lung cancer (“SCLC”) and neuroendocrine tumors (“NETs”) in mid-2026. The FDA has cleared the IND applications for HWK-007 and HWK-016 and the Phase 1 trials for each asset are now actively recruiting. We expect data readouts in the first half of 2027 from each trial. With these three assets, we have the ability to pursue multiple cancer indications with high potential in large addressable patient populations, including and beyond those indications currently expected to be targeted in the upcoming Phase 1 trials.

Our track record of strong execution of novel drug formulation, research, clinical development, and commercialization in precision oncology, combined with our deep understanding of ADCs positions us to unlock the high potential of this differentiated ADC portfolio. Our management team has extensive experience in the discovery, development, and commercialization of cancer therapeutics, including in senior roles at leading oncology companies. We are supported by our board of directors and specialized scientific advisors, who contribute their deep understanding of drug discovery and development. Furthermore, our investor base includes top life science investors. We believe that our team is well positioned to execute our strategy to develop and, if approved, commercialize the ADC Therapies and future pipeline assets to ultimately bring broad benefit to cancer patients worldwide.

Legacy FYARRO Business

Historically, our lead drug product was FYARRO® (sirolimus protein-bound particles for injectable suspension (albumin-bound); nab-sirolimus), which combines two established technologies: nanoparticle albumin-bound (nab) technology and the anti-cancer agent, sirolimus. Nab-sirolimus is a potent inhibitor of the mTOR biological pathway with demonstrated anti-cancer activity in advanced malignant perivascular epithelioid cell tumor (“PEComa”), a rare cancer. We exclusively licensed FYARRO, previously called ABI-009, nab-sirolimus, from Abraxis BioScience, LLC, a wholly owned subsidiary of Celgene Corporation, which is a wholly owned subsidiary of Bristol-Myers Squibb Company (“BMS”) and we refer to the development, production and commercial sale of FYARRO herein as the “FYARRO Business.” On February 22, 2022, we launched FYARRO in the United States for treatment of advanced malignant PEComa and recognized net product sales of $26.0 million and $24.4 million for the years ended December 31, 2024 and 2023, respectively.

On December 19, 2024, we entered into a Stock Purchase Agreement (the “Divestiture Agreement”) with KAKEN INVESTMENTS INC., a Delaware corporation (“Kaken”), KAKEN PHARMACEUTICAL CO., LTD (“Guarantor”), and Aadi Subsidiary, Inc., a Delaware corporation and our former wholly owned subsidiary and the operating company for the FYARRO Business (“Aadi Subsidiary”). Under the Divestiture Agreement, Kaken acquired 100% of the outstanding shares of capital stock of Aadi Subsidiary from us at the closing of the transaction for a cash payment of $102.4 million (following applicable purchase price adjustments under the Divestiture Agreement) (the “FYARRO Divestiture”). The divestiture transaction closed on March 25, 2025 and, as a result, we no longer operate the FYARRO Business.

Company Information

We were originally incorporated in the State of Delaware in November 2007 under the name “Zeta Acquisition Corp. II.” Zeta Acquisition Corp. II was a “shell” company registered under the Exchange Act with no specific business plan or purpose until it began operating the business of Aerpio Pharmaceuticals, Inc. through a merger in March 2017. In August 2021, we effected a reverse merger pursuant to which a wholly owned subsidiary of ours, merged with and into Aadi Subsidiary, Inc. (formerly known as Aadi Bioscience, Inc.) (“Aadi Subsidiary”), with Aadi Subsidiary surviving as a wholly owned subsidiary of ours (the “Merger”). Upon the closing of the Merger, we changed our name from “Aerpio Pharmaceuticals, Inc.” to “Aadi Bioscience, Inc.” and the name of Private Aadi was changed from “Aadi Bioscience, Inc.” to “Aadi Subsidiary, Inc.” In connection with the FYARRO Divestiture, Kaken acquired 100% of the outstanding shares of capital stock of Aadi Subsidiary. On March 18, 2025, in connection with such transaction, we changed our name from “Aadi Bioscience, Inc.” to “Whitehawk Therapeutics, Inc.”

Since March 2025, our principal executive offices have been located at 2 Headquarters Plaza, East Building, 11th Floor, Morristown, NJ 07960. Prior to March 2025, our principal executive offices were located at 17383 Sunset Boulevard, Suite A250, Pacific Palisades, California 90272. We maintain a website at www.whitehawktx.com, to which we regularly post copies of our press releases as well as additional information about us. Our filings with the Securities and Exchange Commission (the “SEC”) will be available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website does not constitute a part of this prospectus or any of our other filings with the SEC unless specifically incorporated herein by reference. In addition, our filings with the SEC may be accessed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system at www.sec.gov. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

Private Placement

On May 12, 2026, we entered into the Purchase Agreement with the selling stockholders named in this prospectus. At the closing of the Private Placement on May 14, 2026, we sold and issued to certain of the selling stockholders (i) 4,330,866 shares of our common stock at a purchase price of $3.92 per share and (ii) 17,991,021 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock at a purchase price of $3.9199 per share and an exercise price of $0.0001 per share. The total purchase price paid by the selling stockholders in the Private Placement was approximately $87.5 million.

Concurrently with the closing of the Private Placement, we entered into the Registration Rights Agreement with the selling stockholders. Under the terms of the Registration Rights Agreement, we agreed to prepare and file on or prior to thirty (30) days following the closing of the Private Placement, one or more registration statements with the SEC to register the Shares for resale, and to use commercially reasonable efforts to cause such registration statement to become effective within 60 calendar days of the closing of the Private Placement (or within 90 calendar days if the SEC reviews the registration statement), subject to acceleration under certain circumstances.

The offer and sale of the securities in the Private Placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. We relied on an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof. Each of the selling stockholders has represented to us that such selling stockholder is an “accredited investor,” as defined in Regulation D of the Securities Act, and that the securities purchased by such selling stockholder were being acquired solely for such selling stockholder’s own account and for investment purposes and not with a view to its future sale or distribution.

The description of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the Purchase Agreement and the Form of Registration Rights Agreement, which were filed as exhibits to our Current Report on Form 8-K, filed on May 13, 2026. See “Where You Can Find More Information” and “Information Incorporated by Reference.” The representations, warranties and covenants made by us in such agreements were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250.0 million and annual revenues in excess of $100.0 million, or a non-affiliate public float in excess of $700.0 million, each as determined on an annual basis. A smaller reporting company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

THE OFFERING

Common stock registered for sale by selling stockholders

22,321,887 Shares, consisting of 4,330,866 outstanding shares of our common stock held by the selling stockholders and 17,991,021 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock.

Use of proceeds

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of such pre-funded warrants. See “Use of Proceeds” for additional information.

Offering price

The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for additional information.

Risk factors

You should read the “Risk Factors” section included in or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“WHWK”

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the risks and uncertainties discussed under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks described in Part II, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, together with the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe in the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial could materially adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement or free writing prospectus and our SEC filings that are incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus contain or incorporate by reference, contains express or implied forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on management’s beliefs and assumptions and on information currently available to management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

our estimates regarding expenses, capital requirements, needs for additional financing and the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements, including our belief that, based on our current plans, our existing cash, cash equivalents and short-term investments will enable us to conduct our planned operations into 2028;

•

our ability to obtain and maintain regulatory approval for our portfolio of three next generation antibody drug conjugates (the “ADC Therapies”) or any other product candidates we may develop, and any related restrictions, limitations or warnings in the label of an approved product candidate;

•

the timing, progress and results of preclinical studies and clinical trials for our programs and product candidates (including our anticipated timing of submitting our investigational new drug (“IND”) application for HWK-206 with the U.S. Food and Drug Administration by mid-2026), the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•

the anticipated timing of releasing data for current or future clinical trials, including our expected timing of the data readouts for the HWK-007 and HWK-016 Phase 1 clinical trials in the first half of 2027;

•	the anticipated timing of commencement, enrollment, and completion of any current or future clinical trials for the ADC Therapies or any other product candidates we may develop;

•

our belief that, with the three ADC Therapies, we have the ability to pursue multiple cancer indications with high potential in large addressable patient populations, including and beyond those indications currently expected to be targeted in the upcoming Phase 1 trials;

•	our belief that the ADC Therapies will be able to target cancers expressing specified tumor markers precisely and deliver the potent, cytotoxic TOPO1 inhibitor at the site of cancer;

•

our view that we are positioned to unlock the high potential of the ADC Therapies due to our track record of strong execution of novel drug formulation, research, clinical development, and commercialization in oncology, combined with our deep understanding of ADCs;

•

our belief that our team is well positioned to execute on our strategy to develop and, if approved, commercialize the ADC Therapies and future pipeline assets to ultimately bring broad benefit to cancer patients worldwide;

•	our manufacturing capabilities and strategy;

•	the expectations regarding the beneficial characteristics, safety, efficacy and therapeutic effects of the ADC Therapies and any other product candidates that we may develop;

•	the implementation of our business model and our strategic plans for our business;

•	our ability to contract with and rely on third parties to assist in conducting our clinical trials and manufacturing the ADC Therapies and any other product candidates we may develop;

•

the size and growth potential of the markets for the ADC Therapies and any other product candidates we may develop, if approved, and our ability to serve those markets, either alone or in partnership with others;

•

our ability to obtain funding for our operations, including funding necessary to complete development, approval and, if approved, commercialization of the ADC Therapies and any other product candidates we may develop;

•	the potential for our business development efforts to maximize the potential value of our portfolio;

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates;

•	our financial performance;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals; and

•	other factors including but not limited to those detailed under the section entitled “Risk Factors.”

Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions, and projections about the business and future financial results of the pharmaceutical industry, and other legal, regulatory and economic developments. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue,” “likely,” and similar expressions (including their use in the negative) intended to identify forward-looking statements although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents we have filed with the SEC.

You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by us from time to time with the SEC. For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of such pre-funded warrants. The selling stockholders will receive all of the proceeds from this offering.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition of up to 22,321,887 Shares, which consist of (i) 4,330,866 outstanding shares of our common stock held by the selling stockholders and (ii) 17,991,021 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock that are held by the selling stockholders. The pre-funded warrants are exercisable at any time after their original issuance and will not expire. We cannot predict when or whether any of the selling stockholders will exercise their pre-funded warrants. See “Prospectus Summary—Private Placement.”

The pre-funded warrants provide that a holder of pre-funded warrants does not have the right to exercise pre-funded warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99%, 9.99% or 19.99%, at the election of the holder, of the number of shares of our common stock outstanding immediately before or after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase the Beneficial Ownership Limitation by giving at least 61 days’ notice to the Company, but not in excess of 19.99%. Throughout this prospectus, when we refer to the shares of common stock being registered on behalf of the selling stockholders, we are referring to the outstanding shares of our common stock and the shares issuable upon the exercise of outstanding pre-funded warrants without giving effect to the Beneficial Ownership Limitation.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of May 14, 2026. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” as may be supplemented and amended from time to time. We do not know how long the selling stockholders will hold the shares before selling them, and except as set forth below under “Relationship with Selling Stockholders,” we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares.

The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of our common stock beneficially held by such selling stockholder as of May 14, 2026, (ii) the number of shares of our common stock that may be offered under this prospectus, and (iii) the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares of our common stock registered hereunder are sold. The table below and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. The percentages of shares owned after the offering are based on 53,783,329 shares of common stock outstanding as of May 14, 2026, which includes the outstanding shares of common stock offered by this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After Offering (2)
	Number	Offered	Number	Percentage
Entities Affiliated with Acuta Capital Partners, LLC (3)	4,685,912	1,275,510	3,410,402	6.3%
Entities Affiliated with ADAR1 Capital Management, LLC (4)	1,411,394	1,275,510	135,884	*
Entities Affiliated with Avoro (5)	18,182,466	6,377,714	11,804,752	21.9%
Entities Affiliated with Invus (6)	2,337,102	255,102	2,082,000	3.9%
Entities Affiliated with Suvretta (7)	10,565,685	2,232,185	8,333,500	15.5%
Caley Castelein (8)	4,671,282	255,102	2,343,424	4.4%
Coastlands Capital Partners LP (9)	6,842,774	3,826,629	3,016,145	5.6%
Bryan Ball (10)	834,829	51,020	783,809	1.5%
David Lennon (11)	1,255,565	51,021	1,204,544	2.2%
KVP Capital, LP (12)	4,238,753	2,072,756	2,165,997	4.0%
Margaret Dugan (13)	19,132	19,132	—	*
QVT Family Office Fund LP (14)	8,697,446	4,081,737	4,615,709	8.6%
Scott Giacobello (15)	1,054,579	38,265	1,016,314	1.9%
StemPoint Capital Master Fund LP (16)	1,292,355	510,204	782,151	1.5%

*	Less than 1%
1.

The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus.

2.

We do not know when or in what amounts a selling stockholder may offer Shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the Shares pursuant to this offering, and because, except as set forth elsewhere in this prospectus, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

3.

Consists of (i) 1,002,800 shares of common stock purchased in the Private Placement by Acuta Capital Fund, L.P. (“Acuta Capital”); (ii) 272,710 shares of common stock purchased in the Private Placement by Acuta Opportunity Fund, L.P. (“Acuta Opportunity Fund”); (iii) 2,535,488 shares of common stock held by Acuta Capital; and (iv) 874,914 shares of common stock held by Acuta Opportunity Fund. Acuta Capital Partners, LLC (“Acuta Partners”) is a general partner of each of Acuta Capital and Acuta Opportunity Fund. Anupam Dalal, M.D., a director of our Company, is the Chief Investment Officer and Managing Member of Acuta Partners. Each of Acuta Partners and Dr. Dalal has voting and investment authority over all of the shares held by each of Acuta Capital and Acuta Opportunity Fund. Each of Acuta Partners and Dr. Dalal disclaim beneficial ownership of the shares of common stock held by each of Acuta Capital and Acuta Opportunity Fund except to the extent of their pecuniary interest therein. The principal business address of Acuta Partners is 255 Shoreline Drive, Suite 515, Redwood City, California 94065.

4.

Consists of (i) 1,115,713 shares of common stock purchased in the Private Placement by ADAR1 Partners, LP (“ADAR1”); (ii) 159,797 shares of common stock purchased in the Private Placement by Spearhead Insurance Solutions IDF, LLC – Series ADAR1 (“Spearhead”); (iii) 118,254 shares of common stock held by ADAR1; (iv) 7,304 shares of common stock held by Spearhead; and (v) 10,326 shares of common stock held by separately managed accounts (“Separate Accounts”). ADAR1 Capital Management, LLC (“ADAR1 LLC”), the investment advisor of ADAR1 and the sub-advisor of Spearhead and the Separate Accounts, has voting and investment control of the shares held by ADAR1, Spearhead, and the Separate Accounts. ADAR1 Capital Management GP, LLC (“ADAR1 GP”) is the general partner of ADAR1. Daniel Schneeberger is the manager of ADAR1 LLC and ADAR1 GP. The address of ADAR1 is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738. The address of Spearhead is 3828 Kennett Pike, Suite 202, Greenville, DE 19807.

5.

Consists of (i) 6,377,714 shares of common stock issuable upon the exercise of pre-funded warrants purchased in the Private Placement by Avoro Life Sciences Fund LLC (“Avoro Life Sciences Fund”), an investment fund managed by Avoro Capital Advisors LLC (“Avoro Capital”); (ii) 6,666,400 shares of common stock issuable upon the exercise of pre-funded warrants held by Avoro Life Sciences Fund; (iii) 1,666,600 shares of common stock issuable upon the exercise of pre-funded warrants held by Avoro Ventures Fund L.P. (“Avoro Ventures Fund”), an investment fund managed by Avoro Ventures LLC (“Avoro Ventures”); (iv) 2,849,402 shares of common stock held by Avoro Life Sciences Fund; and (v) 622,350 shares of common stock held by Avoro Ventures Fund. The pre-funded warrants may not be exercised to the extent such exercise would cause Avoro Life Sciences Fund and Avoro Ventures Fund, together with their affiliates, to beneficially own in excess of 19.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise. The beneficial ownership amounts in the table above do not give effect to this Beneficial Ownership Limitation solely for illustrative purposes. Avoro Capital has sole voting power and sole dispositive power with regard to the securities held by Avoro Life Sciences and Avoro Ventures has sole dispositive power with regard to securities held by Avoro Ventures Fund. Behzad Aghazadeh, a director of the Company, is the portfolio manager and controlling person at Avoro Capital and Avoro Ventures. Dr. Aghazadeh disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in such shares, if any. The principal business address of each of the Avoro entities and Dr. Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012.

6.

Consists of (i) 219,140 shares of common stock purchased in the Private Placement by Invus Public Equities, L.P. (“Invus PE”); (ii) 35, 962 shares of common stock purchased in the Private Placement by Avicenna Life Sci Master Fund LP (“Avicenna Fund”); (iii) 1,788,496 shares of common stock held by Invus PE; and (iv) 293,504 shares of common stock held by Avicenna Fund. Invus Public Equities Advisors, LLC (“Invus PE Advisors”), as the general partner of Invus PE, controls Invus PE and, accordingly, may be deemed to beneficially own the shares directly held by Invus PE. Invus Global Management, LLC (“Global Management”), as the managing member of Invus PE Advisors, controls Invus PE Advisors and, accordingly, may be deemed to beneficially own the shares that Invus PE Advisors may be deemed to beneficially own. Siren, L.L.C. (“Siren”), as the managing member of Global Management, controls Global Management and, accordingly, may be deemed to beneficially own the shares that Global Management may be deemed to beneficially own. Avicenna Life Sci Master GP LLC (“Avicenna GP”), as the general partner of Avicenna Fund, controls Avicenna Fund and, accordingly, may be deemed to beneficially own the shares directly held by Avicenna Fund. Ulys, L.L.C. (“Ulys”), as the managing member of Avicenna GP, controls Avicenna GP and, accordingly, may be deemed to beneficially own the shares that Avicenna GP may be deemed to beneficially own. Mr. Raymond Debbane, as the managing member of Siren and Ulys, controls Siren and Ulys and, accordingly, may be deemed to beneficially own the shares that Siren and Ulys may be deemed to beneficially own. The principal business address for each of the entities and individuals above is 750 Lexington Avenue, 30th Floor, New York, NY 10022.

7.

Consists of (i) 428,653 shares of common stock purchased in the Private Placement by Averill Master Fund, Ltd. (“Averill Master Fund”); (ii) 1,165,734 shares of common stock issuable upon the exercise of pre-funded warrants purchased in the Private Placement by Averill Master Fund; (iii) 171,347 shares of common stock purchased in the Private Placement by Averill Madison Master Fund, Ltd. (“Averill Madison Fund” and, together with Averill Master Fund, the “Averill Funds”); (iv) 466,451 shares of common stock issuable upon the exercise of pre-funded warrants purchased in the Private Placement by Averill Madison Fund; (v) 3,278,917 shares of common stock held by Averill Master Fund; (vi) 4,106,179 shares of common stock issuable upon the exercise of pre-funded warrants held by Averill Master Fund; (vii) 421,083 shares of common stock held by Averill Madison Fund; and (viii) 527,321 shares of common stock issuable upon the exercise of pre-funded warrants held by Averill Master Fund. The pre-funded warrants may not be exercised to the extent such exercise would cause the Averill Funds, together with their affiliates, to beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise. The beneficial ownership amounts in the table above do not give effect to this Beneficial Ownership Limitation solely for illustrative purposes. Suvretta Capital Management, LLC is the investment manager of the Averill Funds. Aaron Cowen is a control person of Suvretta Capital Management, LLC and as such may be deemed to beneficially own these shares. The principal business address of Suvretta Capital Management, LLC is 540 Madison Avenue, 7th Floor, New York, NY 10022.

8.

Consists of (i) 255,102 shares of common stock purchased in the Private Placement by Dr. Castelein, a member of our board of directors; (ii) 19,694 shares of common stock held by Dr. Castelein; (iii) the securities listed in footnote 12 below; and (iv) 157,733 shares of common stock issuable upon the exercise of options within 60 days of May 14, 2026. The number of shares of common stock being offered does not include the securities purchased by KVP Capital, LP in the Private Placement. The principal business address for Dr. Castelein is c/o Whitehawk Therapeutics, 2 Headquarters Plaza, East Building, 11th Floor, Morristown, NJ 07960.

9.

Consists of (i) 3,826,629 shares of common stock issuable upon the exercise of pre-funded warrants purchased in the Private Placement by Coastlands Capital Partners LP (“Coastlands Capital”); and (ii) 3,016,145 shares of common stock held by Coastlands Capital. Coastlands Capital LP (“Coastlands”) and Coastlands Capital GP LLC (“Coastlands GP LLC”) are the investment adviser and general partner, respectively, of Coastlands Capital. Coastlands Capital LLC (“Coastlands GP”) is the general partner of Coastlands. Matthew D. Perry is the control person of Coastlands, Coastlands Capital, Coastlands GP and Coastlands GP LLC (collectively, the “Coastlands Entities”). The Coastlands Entities and Mr. Perry each disclaim membership in a group and beneficial ownership of the shares of common stock except to the extent of their respective pecuniary interests therein. The address and principal office of the Coastlands Entities and Mr. Perry is 601 California Street, Suite 1210, San Francisco, CA 94108.

10.

Consists of (i) 51,020 shares of common stock purchased in the Private Placement by Mr. Ball, our Chief Technical Operations Officer; (ii) 397,106 shares of common stock held by Mr. Ball; and (iii) 386,703 shares of common stock issuable upon the exercise of options within 60 days of May 14, 2026. The principal business address for Mr. Ball is c/o Whitehawk Therapeutics, 2 Headquarters Plaza, East Building, 11th Floor, Morristown, NJ 07960.

11.

Consists of (i) 51,021 shares of common stock purchased in the Private Placement by Dr. Lennon, our President and Chief Executive Officer; (ii) 518,622 shares of common stock held by Dr. Lennon; and (iii) 685,922 shares of common stock issuable upon the exercise of options within 60 days of May 14, 2026. The principal business address for Dr. Lennon is c/o Whitehawk Therapeutics, 2 Headquarters Plaza, East Building, 11th Floor, Morristown, NJ 07960.

12.

Consists of (i) 2,072,756 shares of common stock issuable upon the exercise of pre-funded warrants purchased in the Private Placement by KVP Capital, LP (“KVP Capital”); and (ii) 2,165,997 shares of common stock held by KVP Capital. KVP Capital Advisors, LP is the manager of KVP Capital and KVP Capital GP, LLC is the general partner of KVP Capital. Caley Castelein, M.D., a member of our board of directors, and Andrew Jensen are the managing members of KVP Capital GP, LLC. Dr. Castelein and Mr. Jensen each disclaims beneficial ownership of the shares held by KVP Capital, except to the extent of his pecuniary interest therein. The principal business address for each of the entities and individuals above is 100 Meridian Avenue, Apt. 224, Miami Beach, FL 33139.

13.

Consists of 19,132 shares of common stock purchased in the Private Placement by Dr. Dugan, our Chief Medical Officer. The principal business address for Dr. Dugan is c/o Whitehawk Therapeutics, 2 Headquarters Plaza, East Building, 11th Floor, Morristown, NJ 07960.

14.

Consists of (i) 4,081,737 shares of common stock issuable upon the exercise of pre-funded warrants purchased in the Private Placement by QVT Family Office Fund LP (“QVT Family Office”); and (ii) 4,615,709 shares of common stock held by QVT Family Office. QVT Associates GP LLC may be deemed to share beneficial ownership of the shares of common stock held by QVT Family Office. Each of QVT Financial LP and QVT Financial GP LLC may be deemed to share beneficial ownership of the shares of common stock held by QVT Family Office. The Managing Members of QVT Financial GP LLC and QVT Associates GP LLC are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom disclaims beneficial ownership of the securities held by QVT Family Office. The principal business address for QVT Family Office, QVT Financial LP, QVT Financial GP LLC, QVT Associates GP LLC and the Managing Members is 888 Seventh Avenue, 43rd Floor, New York, NY 10106.

15.

Consists of (i) 38,265 shares of common stock purchased in the Private Placement by Mr. Giacobello, our Chief Financial Officer; (ii) 295,224 shares of common stock held by Mr. Giacobello; and (iii) 721,090 shares of common stock issuable upon the exercise of options within 60 days of May 14, 2026. The principal business address for Mr. Giacobello is c/o Whitehawk Therapeutics, 2 Headquarters Plaza, East Building, 11th Floor, Morristown, NJ 07960.

16.

Consists of (i) 510,204 shares of common stock purchased in the Private Placement by StemPoint Capital Master Fund LP (“Master Fund”); and (ii) 782,151 shares of common stock held by Master Fund. StemPoint Capital LP (“Adviser”) is the investment advisor of Master Fund and may be deemed to have beneficial ownership of the shares beneficially owned thereby. Michelle Ross is the controlling person of the Adviser and accordingly, may be deemed to have beneficial ownership of the shares beneficially owned by Master Fund and the Adviser. Each of the Master Fund, Ms. Ross, and the Adviser disclaims beneficial ownership of all such securities except to the extent of her or its pecuniary interest therein. The business address for the Master Fund, Ms. Ross and the Adviser is 520 Madison Avenue, 19th Floor, New York, NY 10022.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary—Private Placement,” on May 12, 2026, we entered into the Purchase Agreement with certain of the selling stockholders pursuant to which we sold shares of common stock to such selling stockholders, and agreed with the selling stockholders to file a registration statement to enable the resale of the shares of common stock covered by this prospectus.

Other than (i) David J. Lennon, Ph.D., who is our President and Chief Executive Officer, (ii) Scott Giacobello, who is our Chief Financial Officer, (iii) Bryan Ball, who is our Chief Technical Operations Officer, (iv) Margaret Dugan, M.D., who is our Chief Medical Officer, (v) Anupam Dalal, M.D., who is a member of our board of directors and the Chief Investment Officer of Acuta Capital Partners, LLC, (vi) Caley Castelein, M.D., who is the chair of our board of directors and is a Managing Director of KVP Capital GP, LLC, which is the general partner of KVP Capital, LP., and (vii) Behzad Aghazadeh, Ph.D., who is a member of our board of directors and the Managing Partner and Portfolio Manager of Avoro Capital Advisors, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date that all the shares covered by this prospectus cease to be “Registrable Securities” (as defined in the Registration Rights Agreement).

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus is being passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Certain members of, and investment partnerships comprised of members of, and person associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly own less than 0.1% of the outstanding shares of our common stock.

EXPERTS

The financial statements of Whitehawk Therapeutics, Inc as of December 31, 2025 and 2024, and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is www.whitehawktx.com. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2026;

•	our Quarterly Report on Form 10-Q filed with the SEC on May 7, 2026;

•	our Current Reports on Form 8-K filed with the SEC on May 13, 2026 and May 21, 2026; and

•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on March 28, 2025, including any amendment or report updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at www.whitehawktx.com by viewing the “SEC Filings” subsection of the “Investors & News” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Whitehawk Therapeutics, Inc.

2 Headquarters Plaza

East Building, 11th Floor

Morristown, NJ 07960

(551) 321-2234

22,321,887 Shares of Common Stock

PROSPECTUS

   , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the offering described in this registration statement and the Private Placement, all of which will be paid by us. All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

SEC registration fee	$13,995
Legal fees and expenses	$75,000
Accounting fees and expenses	$30,000
Printing fees and engraving expenses	$—
Miscellaneous expenses	$—

Total	$118,995

Item 15. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) provide that we will limit the liability of our directors, and may indemnify our directors and officers, to the maximum extent permitted by the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

We entered into separate indemnification agreements with our directors and executive officers in addition to the indemnification provided for in our Bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or executive officer in any claim, action or proceeding arising in his or her capacity as a director or executive officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement.

Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	File/Film No.	Date Filed

4.1	Specimen Common Stock Certificate		S-3	4.1	March 31, 2025

4.2	Form of Pre-Funded Warrant to Purchase Common Stock.		8-K	4.1	May 13, 2026

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C	X

10.1	Securities Purchase Agreement, dated May 12, 2026, by and among Whitehawk Therapeutics, Inc. and each purchaser identified on Exhibit A thereto.		8-K	10.1	May 13, 2026

10.2	Registration Rights Agreement, dated May 14, 2026, by and among Whitehawk Therapeutics, Inc. and the purchasers thereto.	X

23.1	Consent of BDO USA, P.C. independent registered public accounting firm	X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)	X

24.1	Power of attorney (included on the signature page to the registration statement)	X

107	Filing Fee Table	X

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes;

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on May 29, 2026.

WHITEHAWK THERAPEUTICS, INC.

By:	/s/ David J. Lennon
David J. Lennon, Ph.D.
President and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Lennon, Ph.D. and Scott Giacobello, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Lennon David J. Lennon, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2026

/s/ Scott Giacobello Scott Giacobello	Chief Financial Officer (Principal Financial and Accounting Officer)	May 29, 2026

/s/ Caley Castelein Caley Castelein, M.D.	Chair of the Board of Directors	May 29, 2026

/s/ Behzad Aghazadeh Behzad Aghazadeh, Ph.D.	Director	May 29, 2026

/s/ Anupam Dalal Anupam Dalal, M.D.	Director	May 29, 2026

/s/ Neil Desai Neil Desai, Ph.D.	Director	May 29, 2026

Signature	Title	Date

/s/ Mohammad Hirmand Mohammad Hirmand, M.D.	Director	May 29, 2026

/s/ Richard Maroun Richard Maroun, J.D.	Director	May 29, 2026

/s/ Emma Reeve Emma Reeve	Director	May 29, 2026

/s/ Baiteng Zhao Baiteng Zhao, Ph.D.	Director	May 29, 2026